                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PREFERRED EMPLOYERS HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                                                   [LOGO]

                       PREFERRED EMPLOYERS HOLDINGS, INC.
                            10800 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33161

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                               SEPTEMBER 16, 1998

                            ------------------------

To the Stockholders of Preferred Employers Holdings, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Preferred Employers Holdings, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 10800 Biscayne Boulevard, Miami, Florida 33161, on September 16, 1998, at 11:00 a.m. Eastern Standard Time, for the following purposes, all as more fully described in the attached Proxy Statement:

    1. To elect four directors to serve until their respective successors are duly elected and qualified.

    2. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock from 10,000,000 to 20,000,000 shares and increasing the number of authorized shares of the Company's preferred stock from 1,000,000 to 2,000,000 shares.

    3. To approve an amendment to the Company's 1996 Employee Stock Option Plan (the "1996 Option Plan") to increase the number of shares of the Company's common stock issuable in respect of options granted under the 1996 Option Plan.

    4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the year ending December 31, 1998.

    5. To transact such other business as may properly come before the Annual Meeting.

    The Board of Directors has fixed the close of business on August 26, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote on the matters proposed at, the Annual Meeting and any adjournments thereof.

    EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE ANNUAL MEETING. IF YOU EXECUTE A PROXY, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

Miami, Florida                                 By Order of the Board of Directors
August 28, 1998
                                               /s/ William R. Dresback
                                               William R. Dresback
                                                 Senior Vice President,
                                                 Chief Financial Officer and Secretary

                       PREFERRED EMPLOYERS HOLDINGS, INC.
                            10800 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33161

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement and the accompanying proxy are being furnished to stockholders of Preferred Employers Holdings, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for the Company's Annual Meeting of Stockholders to be held at the offices of the Company, 10800 Biscayne Boulevard, Miami, Florida 33161, on September 16, 1998, at 11:00 a.m. Eastern Standard Time, and any and all adjournments thereof (the "Annual Meeting").

    At the Annual Meeting, stockholders of the Company as of the close of business on August 26, 1998 (the "Record Date") will be asked to consider and vote upon the following: (i) the election of four directors to serve until their respective successors are duly elected and qualified (Proposal 1); (ii) the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock and to increase the number of authorized shares of the Company's preferred stock (Proposal 2); (iii) the approval of an amendment to the Company's 1996 Employee Stock Option Plan (the "1996 Option Plan") to increase the number of shares of common stock issuable under the 1996 Option Plan (Proposal 3); and (iv) the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the year ending December 31, 1998 (Proposal 4). This Proxy Statement and the accompanying proxy, together with a copy of the Company's Annual Report to Stockholders, are first being mailed or delivered to stockholders of the Company on or about August 31, 1998.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be given the opportunity to address the stockholders if they so desire and will be available to respond to appropriate questions.

    WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOU ARE ASKED TO SIGN AND RETURN THE ACCOMPANYING PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS REPRESENTED BY PROXY OR IS PRESENT.

                      VOTING RIGHTS AND VOTING SECURITIES

    The Board of Directors has fixed the close of business on August 26, 1998 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of the Record Date, 5,242,085 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and no shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock") were issued and outstanding. Each holder of outstanding shares of Common Stock as of the Record Date is entitled to one vote per share, either in person or by proxy, on all matters to come before the Annual Meeting. The holders of a majority of all the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitute a quorum at the Annual Meeting. Holders of outstanding shares of Common Stock as of the Record Date will vote as one class on the proposals presented at the Annual Meeting.

    The enclosed proxy provides that each stockholder of record who holds shares of Common Stock as of the Record Date may specify that his or her shares be voted "for," "against" or "abstain" from voting with respect to each of the proposals presented at the Annual Meeting. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned and no specific instructions are indicated, your shares will be voted FOR each of the proposals and for each of the director nominees.

    Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining whether there is a quorum for the Annual Meeting unless the broker is given discretion to vote on at least one matter on the agenda.

    Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

    The enclosed proxy gives discretionary authority to the persons named therein with respect to any other matters which may be proposed properly at the Annual Meeting. As of the date hereof, the Company is not aware of any such other matter to be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the proxies solicited hereby will be exercised in accordance with the reasonable judgment of the proxyholders named therein.

Mr. Mel Harris, Chairman, President and Chief Executive Officer of the Company, owns or has the right to vote shares representing approximately 50.6% of the outstanding shares of Common Stock of the Company. Mr. Harris intends to vote for all of the proposals described herein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of the Record Date with respect to the beneficial ownership of (i) any person known to the Company to be the beneficial owner of more than 5% of any class of voting securities of the Company, (ii) each director and director nominee of the Company, (iii) each of the most highly compensated executive officers of the Company serving as of December 31, 1997 whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") (named in the Summary Compensation Table of this Proxy Statement under the heading "Executive Compensation") and (4) all directors and executive officers of the Company as a group (7 persons). See "Voting Rights and Voting Securities."

NAME AND ADDRESS OF BENEFICIAL OWNER                                       NUMBER OF SHARES(2)   PERCENT OF CLASS(2)
-------------------------------------------------------------------------  -------------------  ---------------------
Mel Harris(1)(3)(4)......................................................        2,683,235                 50.6%
Howard Odzer(4)..........................................................        1,111,765                 21.2
William R. Dresback(1)(5)................................................           33,750                *
Stuart J. Gordon(6)......................................................            5,625                *
Jack D. Burstein(7)......................................................           30,625                *
Maxwell M. Rabb(8).......................................................            5,625                *
All directors and executive officers as a group (7 persons)..............        2,831,193                 52.2

------------------------

*   Less than 1%.

(1) The business address of each such person is Preferred Employers Holdings, Inc., 10800 Biscayne Boulevard, Miami, Florida 33161.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty days from the date of determination upon the exercise of warrants or options. Each beneficial owner's number of shares and percentage ownership as set forth above is determined by assuming that options or warrants that are held by such person (but not those held by any other person) which are exercisable within sixty days from the Record Date have been exercised. See "Certain Relationships and Related Transactions."

(3) Includes (i) 88,235 shares held of record by Francine Harris, the wife of Mr. Harris, (ii) 88,235 shares held of record by Ms. Harris, as custodian for Jamie Jo Harris, the daughter of Mr. and Ms. Harris, (iii) 1,111,765 shares held of record by Mr. Howard Odzer pursuant to which Mr. Harris has an irrevocable proxy to vote such shares, subject to the terms thereof and
    (iv) options to purchase 55,000 shares of Common Stock issued pursuant to the Company's 1996 Option Plan which are exercisable within 60 days from the Record Date. Mr. Harris may be deemed to have voting control over such shares and may be deemed to be the beneficial owner thereof. Mr. Harris disclaims beneficial ownership of the 88,235 shares held of record by Ms. Harris, and the 88,235 shares held of record by Ms. Harris, as custodian for Jamie Jo Harris. The shares of Common Stock owned by each of Mr. Harris and Mr. Odzer are subject to the terms and provisions of a stockholders' agreement which includes, among other things, a right of first refusal to purchase the other's shares, subject to certain exceptions contained therein. See "Certain Relationships and Related Transactions." Does not include options to purchase 222,000 shares of Common Stock which vest over a four year period ending August 2002 pursuant to the Company's 1996 Option Plan.

(4) Mr. Harris has voting control over the 1,111,765 shares held of record by Mr. Odzer, of which 300,000 shares have been placed in escrow pursuant to the terms of the Share Escrow Agreement dated February 5, 1997 by and among the Company, Mr. Odzer and the escrow agent named therein (the

    "Share Escrow Agreement"). As a result, such shares have been included in the 2,683,235 shares which may be deemed to be beneficially owned by Mr. Harris. The Compensation Committee of the Board of Directors of the Company has investment power over the 300,000 shares placed in escrow under the Share Escrow Agreement. See "Certain Relationships and Related Transactions." Effective May 30, 1998, Mr. Odzer resigned from his positions as President of PEGI and a director of the Company. Mr. Odzer's address is 1399 N.E. 103rd Street, Miami Shores, Florida 33138.

(5) Represents (a) options to purchase 15,000 shares of Common Stock issued pursuant to the Company's 1996 Option Plan and (b) options to purchase 18,750 shares of Common Stock issued pursuant to the Share Escrow Agreement, all exercisable within 60 days from the Record Date. Does not include options to purchase 25,000 shares of Common Stock which vest over a five year period commencing July 1999 and ending July 2003 pursuant to the Company's 1996 Option Plan.

(6) Represents (a) options to purchase 2,500 shares of Common Stock issued pursuant to the Company's 1996 Option Plan and (b) options to purchase 3,125 shares of Common Stock issued pursuant to the Share Escrow Agreement, all exercisable within 60 days from the Record Date. Mr. Gordon's business address is c/o Duane, Morris and Heckscher, 1667 K Street, Suite 700, Washington, D.C. 20006.

(7) Represents (a) options to purchase 2,500 shares of Common Stock issued pursuant to the Company's 1996 Option Plan, (b) options to purchase 3,125 shares of Common Stock issued pursuant to the Share Escrow Agreement and (c) warrants to purchase an aggregate of 25,000 shares of Common Stock issued to Strategica Group, Inc. ("Strategica Group"), a company in which Mr. Burstein serves as Chairman and President, all exercisable within 60 days from the Record Date. See "Certain Relationships and Related Transactions." Mr. Burstein's business address is c/o Strategica Capital Corp., 1221 Brickell Avenue, Suite 2600, Miami, Florida 33131.

(8) Represents (a) options to purchase 2,500 shares of Common Stock issued pursuant to the Company's 1996 Option Plan and (b) options to purchase 3,125 shares of Common Stock issued pursuant to the Share Escrow Agreement, all exercisable within 60 days from the Record Date. Mr. Rabb's business address is c/o Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, 40th Floor, New York, New York 10022.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based solely on a review of copies of such reports received by the Company, the Company believes that for the year ended December 31, 1997 all Section 16(a) reports required to be filed by the executive officers, directors and 10% stockholders of the Company were filed on a timely basis other than (i) Mr. Harris, the Chairman of the Board, Chief Executive Officer and President of the Company, who did not timely file a Form 4 with respect to a stock option grant that occurred in August 1997 and a Form 5 with respect to two gift transactions that occurred in October 1997 and November 1997, respectively and (ii) Mr. Dresback, a Senior Vice President, Chief Financial Officer and Secretary of the Company, who did not timely file a Form 4 with respect to two stock option grants that occurred in February 1997.

                            ------------------------

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the Board of Directors shall consist of a minimum of three and a maximum of fifteen directors, as the Board of Directors may determine from time to time. Currently, the Board has determined that the authorized number of directors shall be four. The four persons listed below are the nominees for election as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term of one year and until his successor is duly elected and qualified or his earlier resignation, removal or disqualification. All of the nominees are currently members of the Board of Directors.

    Unless otherwise instructed, the proxyholders named in the accompanying proxy will vote the shares represented by proxies received by them for the election of the four nominees to the Board of Directors named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the shares will be voted for the election of any nominee designated by the present Board of Directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are properly nominated for election as directors, the proxyholders intend to vote all proxies received by them for the election of as many of the nominees listed below as possible. The proxies cannot be voted for a greater number of persons than the number of nominees named.

DIRECTOR NOMINEES

    The following table sets forth certain information, as of the Record Date, concerning the director nominees:

                                                                                     YEAR FIRST ELECTED
NAME                                                                        AGE         OR APPOINTED
----------------------------------------------------------------------      ---      -------------------
Mel Harris............................................................          58             1988
Stuart J. Gordon......................................................          67             1995
Jack D. Burstein......................................................          52             1997
Maxwell M. Rabb.......................................................          87             1997

    The business experience of each of the director nominees for at least the last five years is as follows:

    MEL HARRIS has been a director of the Company since its inception in 1988 and has been Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1993. In May 1998, Mr. Harris was appointed as President of the Company. Mr. Harris served as Vice Chairman of Jardine Insurance Brokers New York, Inc. from February 1992 until January 1994. From 1988 until February 1992, Mr. Harris served as Vice Chairman of Alexander & Alexander of New York, Inc. (a wholly-owned subsidiary of A&A Services, Inc.), a global insurance brokerage organization. Mr. Harris currently serves as President of International Insurance Group, Inc., an insurance brokerage company located in Miami, Florida and New York, New York and, since September 1996, has been a director of Koo Koo Roo, Inc., a casual dining chain. Mr. Harris is also a director and shareholder of Strategica Capital Corp., a merchant banking firm ("Strategica Capital"). Mr. Jack Burstein, a director of the Company, is the President of Strategica Capital. See "Certain Relationships and Related Transactions." Mr. Harris has agreed to devote such time as is necessary, and in any event no less than 80% of his business time, to the affairs of the Company.

    STUART J. GORDON has been a director of the Company since 1995. Mr. Gordon has been of counsel to the law firm of Duane, Morris and Hecksher since March 1997. From 1989 until March 1997, Mr. Gordon was a partner at the law firm of Metzger, Hollis, Gordon & Alprin. Previously, Mr. Gordon served as the

Special Assistant to the Comptroller of the Currency, Deputy Chairman and Treasurer of the United States Senate campaign of Daniel Patrick Moynihan, the first Administrative Assistant and Chief of Staff to Senator Moynihan (in Washington, D.C.) and Deputy Finance Chairman of the presidential campaign of Senator John Glenn. Mr. Gordon was appointed by the Governor of the State of Maryland to the Foster Care Review Board and served as a member of the Board of Governors of Daytop Village. Mr. Gordon serves as a member of the Board of Advisors of the Independent College Fund of New York.

    JACK D. BURSTEIN has been a director of the Company since January 1997. Mr. Burstein has been the Chairman and President of each of Strategica Group, a merchant bank, and Strategica Capital, an affiliate of Strategica Group and a merchant bank, since 1992. Mr. Harris is a director and shareholder of Strategica Capital. From 1984 to present, Mr. Burstein has served as Chief Executive Officer and President of American Capital Corp., a savings and loan holding corporation, and as Chief Executive Officer of TransCapital Financial Corporation, a savings and loan holding corporation. Prior to such time, Mr. Burstein was a senior partner and employee in the accounting firms of Schecter Beame Burstein Price & Co. and Seidman & Seidman, respectively.

    MAXWELL M. RABB has been a director of the Company since January 1997. Mr. Rabb has been of counsel to the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel since 1991 and was a partner in the law firm of Stroock & Stroock & Lavan from 1958 to 1981 and from 1989 to 1991. Mr. Rabb served as the United States Ambassador to Italy from 1981 to 1989. In addition, Mr. Rabb serves as a director of Sterling National Bank, MIC Industries, Inc., Liberty Cable Company, Inc., Black Hole Technologies, Inc., Data Software and Systems, Inc., and CompuTower.

OTHER DIRECTOR INFORMATION

    The Company's affairs are managed under the direction of the Board of Directors. Members of the Board of Directors receive information concerning the Company's affairs through oral and written reports by management, Board of Directors and committee meetings and other means. The Company's directors generally participate in Board of Directors meetings, committee meetings and informal meetings with management and others, participate in telephone conversations and have other communications with management and others regarding the Company's affairs.

    All directors of the Company serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. There are no family relationships among the directors, the executive officers or the director nominees of the Company. For certain relationships between the Company and its directors or director nominees, see "Certain Relationships and Related Transactions."

BOARD COMMITTEES

    In February 1997, the Company's Board of Directors formed four committees as set forth below. The members of each committee are appointed by the Board of Directors.

    EXECUTIVE COMMITTEE. The Board of Directors have established an Executive Committee which may exercise all the powers and authority of the Board of Directors in the management and affairs of the Company, to the extent permitted by law. The members of the Executive Committee are Messrs. Harris, Burstein and Gordon.

    AUDIT COMMITTEE. The Audit Committee generally recommends to the Board of Directors the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has responsibility for: (i) reviewing the scope and results of the audit; (ii) reviewing the Company's financial condition and operations; (iii) considering the adequacy of the internal accounting and control procedures of the Company; and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditor's independence. The members of the Audit Committee are Messrs. Burstein, Gordon and Rabb.

    COMPENSATION COMMITTEE. The Compensation Committee,among other things, makes recommendations to the Board of Directors concerning compensation, including incentive arrangements to the Company's officers, key employees and others, and administers the 1996 Employee Stock Option Plan. The members of the Compensation Committee are Messrs. Harris, Burstein and Gordon.

    INVESTMENT COMMITTEE. The Investment Committee establishes the Company's investment policy and has discretion in investing the Company's portfolio, including the investment of premiums assumed by the Company's reinsurance subsidiary. The members of the Investment Committee are Messrs. Harris, Burstein and Gordon.

BOARD AND COMMITTEE MEETINGS

    During 1997, the Board of Directors held two formal meetings and also acted on two occasions by unanimous written consent. Due to the small size of the Board of Directors, the Executive Committee did not meet during 1997. The Audit, Compensation and Investment Committees held meetings jointly with the Board of Directors. The Board of Directors does not have a standing nominating committee. For the year ended December 31, 1997, each incumbent director of the Company participated in all of the formal meetings of the Board of Directors and each of the committees on which he served.

DIRECTOR COMPENSATION

    Directors do not receive compensation for their services as directors of the Company, but are reimbursed for all reasonable out-of-pocket expenses incurred in connection with each Board of Directors meeting attended. In addition, all directors are eligible for grants of stock options pursuant to the Company's 1996 Option Plan and the Share Escrow Agreement. During 1997, the Company granted options to three of its outside directors under the 1996 Option Plan and the Share Escrow Agreement, representing options to purchase an aggregate of 75,000 shares of Common Stock. In February 1997, pursuant to the 1996 Option Plan, each of Messrs. Gordon, Burstein and Rabb received options to purchase 12,500 shares of Common Stock at an exercise price of $7.25 per share, exercisable until February 7, 2002. All of the stock options granted to the outside directors in 1997 pursuant to the 1996 Option Plan vest at a rate of 20% per year, over a period of five years commencing in February 1998. In February 1997, pursuant to the Share Escrow Agreement, each of Messrs. Gordon, Burstein and Rabb received options to purchase 12,500 shares of Common Stock at an exercise price of $7.25 per share, exercisable until February 7, 2001. All of the stock options granted to directors in 1997 pursuant to the Share Escrow Agreement vest at a rate of 25% per year, over a period of four years commencing in February 1998. See "Certain Relationships and Related Transactions."

REQUIRED AFFIRMATIVE VOTE

    APPROVAL OF PROPOSAL 1 TO ELECT FOUR DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED HEREIN.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth, as of the Record Date, the name and age of each executive officer and key employee of the Company, and all positions and offices of the Company presently held by each of them.

                                                                                                     DATE FIRST
                                                                                                    APPOINTED TO
                                                                                                       PRESENT
NAME AND AGE                                                        POSITION                          POSITION
-----------------------------------------------  -----------------------------------------------  -----------------
Mel Harris, 58.................................  Chief Executive Officer, President and Chairman           1988
                                                   of the Board of Directors                               1998
                                                                                                           1993
William R. Dresback, 50........................  Senior Vice President, Chief Financial Officer            1997
                                                   and Secretary                                           1993
Jack Coppersmith, 69...........................  Senior Vice President for Mergers and                     1998
                                                   Acquisitions
Nancy Ryan, 41.................................  Vice President and Assistant Secretary                    1992
D. Mark Olson, 49..............................  President and Chief Executive Officer of PEGI             1998
Peter E. Kilissanly, 51........................  President and Chief Executive Officer of                  1998
                                                   Preferred Staffing

    The business experience of each of the persons listed above for at least the last five years is as follows:

    MEL HARRIS has been a director of the Company since its inception in 1988 and has been Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1993. In May 1998, Mr. Harris was appointed as President of the Company. Mr. Harris served as Vice Chairman of Jardine Insurance Brokers New York, Inc. from February 1992 until January 1994. From 1988 until February 1992, Mr. Harris served as Vice Chairman of Alexander & Alexander of New York, Inc. (a wholly-owned subsidiary of A&A Services, Inc.), a global insurance brokerage organization. Mr. Harris currently serves as President of International Insurance Group, Inc., an insurance brokerage company located in Miami, Florida and New York, New York and, since September 1996, has been a director of Koo Koo Roo, Inc., a casual dining chain. Mr. Harris is also a director and shareholder of Strategica Capital, a merchant banking firm. Mr. Jack Burstein, a director of the Company, is the President of Strategica Capital. Mr. Harris has agreed to devote such time as is necessary, and in any event no less than 80% of his business time, to the affairs of the Company.

    WILLIAM R. DRESBACK has been Chief Financial Officer and Secretary of the Company since May 1993 and Senior Vice President of the Company since February 1997. From 1986 to 1992, Mr. Dresback served as Chief Financial Officer of Cobb Partners Financial, Inc. (previously a wholly-owned subsidiary of The Walt Disney Company), a national financial services company primarily involved in the mortgage banking, construction and real estate development businesses. From 1981 to 1986, Mr. Dresback served as Senior Vice President and Chief Financial Officer of International Financial Services, Inc. (a subsidiary of The Torchmark Corporation), an international financial services company primarily involved in the financial planning, life insurance and securities brokerage businesses. From 1969 to 1981, Mr. Dresback was employed by KPMG Peat Marwick LLP where he was responsible for managing the firm's South Florida Insurance Practice.

    JACK COPPERSMITH has been Senior Vice President for Mergers and Acquisitions since July 1998. For in excess of five years prior to July 1998, Mr. Coppersmith has been engaged primarily as a private investor and an independent financial consultant.

    NANCY RYAN has been a Vice President and the Assistant Secretary of the Company since July 1992. Ms. Ryan has over 12 years of experience in the commercial insurance industry. Ms. Ryan served as a Vice President of Jardine Insurance Brokers New York, Inc. from February 1992 until January 1994. From 1988 until February 1992, she served as a Vice President of Alexander & Alexander of New York, Inc. (a wholly-owned subsidiary of A&A Services, Inc.), a global insurance brokerage organization. Since 1984, Ms. Ryan has also served as a Vice President of International Insurance Group, Inc. Ms. Ryan devotes approximately 75% of her business time to the affairs of the Company.

    D. MARK OLSON has been President and Chief Executive Officer of Preferred Employers Group, Inc., a wholly-owned subsidiary of the Company ("PEGI"), since June 1998 and Chief Operating Officer from July 1997 to June 1998. Prior to his employment with PEGI, from 1996 to 1997 Mr. Olson served as President, Chief Executive Officer and a director of PCA Solutions, Inc., a workers' compensation third party administration company. From 1987 to 1993, Mr. Olson served as Chairman, President and Chief Executive Officer of Invest Financial Corporation, a Kemper Financial Services ("KFS") subsidiary, and later as national director of sales for KFS. From 1993 to 1996, he served as a consultant to several of the nation's largest insurance and asset management companies.

    PETER E. KILISSANLY has been President and Chief Executive Officer of Preferred Healthcare Staffing, Inc., a wholly-owned subsidiary of the Company ("Preferred Staffing"), since March 1998. Prior to his employment with Preferred Staffing, from 1987 to 1997, Mr. Kilissanly served as President and Chief Operating Officer of Physicians Corporation of America. In 1986, he served as Senior Vice President of Corporate Marketing and Communications of Equicor Health Plans. From 1984 to 1986, Mr. Kilissanly served as Senior Vice President of Corporate Marketing and Communications of HCA Health Plans.

                             EXECUTIVE COMPENSATION

    The following summary compensation table sets forth the aggregate compensation paid to, or earned by, the Company's Chief Executive Officer and each of the Named Executive Officers of the Company for the three years ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                           LONG-TERM
                                                                                                          COMPENSATION
                                                                      ANNUAL COMPENSATION               ----------------
                                                          --------------------------------------------     SECURITIES
                                                                                        OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR     SALARY ($)     BONUS ($)    COMPENSATION ($)  OPTIONS/SARS (#)
---------------------------------------------  ---------  -----------  -------------  ----------------  ----------------
Mel Harris(1)................................       1997     116,729        --               --               275,000
  Chairman of the Board, Chief Executive            1996     250,000        --               --                --
  Officer and President                             1995      --            --              270,000(2)         --
William R. Dresback..........................       1997     150,000        --               --                50,000
  Senior Vice President, Chief Financial            1996     125,000        --               --                --
  Officer and Secretary                             1995     100,000        --               --                --
Howard Odzer(3)..............................       1997     190,000        --               --                --
  Former President of PEGI                          1996     100,000        --               --                --
                                                    1995     100,000        --              270,000(2)         --

------------------------

(1) Mr. Harris serves as Chairman of the Board and Chief Executive Officer of the Company pursuant to an employment agreement. See "Executive Compensation--Employment Agreement."

(2) Reflects cash dividends paid to such person pursuant to that certain Amended and Restated Shareholders Agreement dated as of May 15, 1995, by and among the Company, Mr. Harris and Mr. Odzer.

(3) Effective May 30, 1998, Mr. Odzer resigned from his positions as President of PEGI and a director of the Company.

                             OPTION GRANTS IN 1997

    The following table sets forth certain information concerning the grant of stock options in 1997 to each of the Named Executive Officers.

                                            NUMBER OF
                                           SECURITIES       PERCENTAGE TO TOTAL
                                           UNDERLYING       OPTIONS GRANTED TO    EXERCISE PRICE
NAME                                     OPTIONS GRANTED     EMPLOYEES IN 1997       ($/SHARE)        EXPIRATION DATE
-------------------------------------  -------------------  -------------------  -----------------  -------------------
Mel Harris(1)........................         275,000                 34.7%               7.75      August 20, 2004
William R. Dresback(2)...............          25,000                  3.2                7.25      February 5, 2002
William R. Dresback(3)...............          25,000                  3.2                7.25      February 5, 2001
Howard Odzer(4)......................          --                   --                  --                  --

------------------------

(1) 55,000 options are exercisable as of August 20, 1998. 220,000 options are exercisable in four equal installments of 55,000, commencing August 20, 1999, subject to the terms of the option agreement issued pursuant to the Company's 1996 Option Plan.

(2) Pursuant to the terms of a stock option agreement issued pursuant to the Company's 1996 Option Plan, 15,000 options are immediately exercisable, and 10,000 options are exercisable in two equal installments on February 5, 1999 and on the next anniversary thereof.

(3) Pursuant to the terms of a stock option agreement issued pursuant to the Share Escrow Agreement, 18,750 options are immediately exercisable, and 6,250 options are exercisable on February 5, 1999.

(4) Effective May 30, 1998, Mr. Odzer resigned from his positions as President of PEGI and a director of the Company.

       AGGREGATE OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

    The following table sets forth certain information concerning the Named Executive Officers with respect to the number of shares covered by exercisable and unexercisable stock options at December 31, 1997 and the aggregate value of exercisable and unexercisable "in-the-money" options at December 31, 1997. No options were exercised by the Named Executive Officers in 1997.

                                                                        NUMBER OF
                                                                  SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT
                                                                   AT FISCAL YEAR-END       FISCAL YEAR-END(1)
                                                                 -----------------------  -----------------------
NAME                                                             EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------  -----------------------  -----------------------
Mel Harris.....................................................        --/275,000                  --/--
William R. Dresback............................................       33,750/16,250                --/--
Howard Odzer(2)................................................            --                       --

------------------------

(1) The value of unexercised "in-the-money" options is equal to the difference between the closing bid price of the Common Stock on the Nasdaq SmallCap Market as of December 31, 1997 ($7.00) and the option exercise price per share, multiplied by the number of shares subject to options.

(2) Effective May 30, 1998, Mr. Odzer resigned from his positions as President of PEGI and a director of the Company.

EMPLOYMENT AGREEMENT

    In January 1997, the Company entered into an employment agreement with Mr. Harris pursuant to which he agreed to serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. The agreement is subject to automatic one-year extensions absent notice of non-renewal from either party. In January 1998, the agreement was automatically renewed for an additional one-year period. Pursuant to the agreement, Mr. Harris is entitled to receive an annual salary of $150,000 and is also entitled to receive perquisites similar to perquisites made available to other senior executives of the Company and reimbursement for all business expenses related to the Company. In July 1997, Mr. Harris voluntarily reduced the annual salary payable to him during the term pursuant to his employment agreement, until further notice, in order to lower the Company's increased operating expenses arising from hiring additional management personnel. Mr. Harris has agreed to devote such time as is necessary, and in any event no less than 80% of his business time, to the affairs of the Company. The agreement contains, among other things, customary non-compete and non-solicitation provisions.

1996 EMPLOYEE STOCK OPTION PLAN

    In September 1996, the Board of Directors adopted and the stockholders of the Company approved the 1996 Option Plan. The 1996 Option Plan provides for the grant to participants (including officers and directors of the Company) of options to purchase shares of Common Stock. In July 1998, the Board of Directors adopted, subject to the approval of the stockholders of the Company, an increase in the total number of shares of Common Stock reserved by the Company for issuance upon the exercise of stock options granted or which may be granted under the 1996 Option Plan from 300,000 to 1,000,000 shares of Common Stock.

    The 1996 Option Plan may be administered by the Board of Directors or the Compensation Committee, as the case may be (the "Committee"). The Committee has discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the 1996 Option Plan. Options granted under the 1996 Option Plan may or may not be "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), depending upon the terms established by the Committee at the time of grant, but the exercise price of options granted as Incentive Options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (or 110% of the fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the outstanding voting power of the Company). Incentive stock options may not be exercised after 10 years from the grant (five years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding voting power of the Company). Options granted under the 1996 Option Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors, or administrators in the event of death. Under the 1996 Option Plan, shares subject to cancelled or terminated options may be available for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment under the 1996 Option Plan in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. As of the Record Date, options to purchase an aggregate of 846,500 shares of Common Stock were outstanding under the 1996 Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Burstein, a director of the Company, is the Chairman and President of Strategica Group and Strategica Capital. Mr. Harris, Chairman of the Board, Chief Executive Officer and President of the Company, is a director and shareholder of Strategica Capital, an affiliate of Strategica Group. In March 1997, the Company paid to Strategica Group a fee of $50,000 as compensation for its financial advisory and planning services provided in connection with the Company's initial public offering of 1,725,000 shares of Common Stock (which was consummated in February 1997). In April 1998, the

Company paid to Strategica Group a fee of $150,000 as compensation for its financial advisory and planning services provided in connection with the acquisition of substantially all of the assets used or pertaining to the business of HSSI Travel Nurse Operations, Inc. In July 1998, the Company issued to Strategica Group a warrant to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $7.88 per share for consulting services (the "Strategica Warrant"). In August 1998, the Company paid Strategica Group a fee of $148,000 in connection with services provided to the Company relating to the acquisition of the outstanding capital stock of National Explorers and Travelers HealthCare, Inc.

    In February 1997, the then existing stockholders (the "Exchanging Stockholders") of PEGI, a corporation which conducted certain of the Company's operations, effected a recapitalization whereby the Company exchanged 17,647.06 shares of Common Stock for each share of common stock of PEGI held by the Exchanging Stockholders (the "Exchange"). As a result of the Exchange, PEGI became a wholly-owned subsidiary of the Company. Pursuant to the Exchange, Mr. Harris, Mr. Odzer (the former President of PEGI) and Ms. Ryan, a Vice President and the Assistant Secretary of the Company, received 1,450,000, 1,111,765 and 25,000 shares of Common Stock, respectively.

    In February 1997, the Company, Mr. Harris and Mr. Odzer entered into a Shareholders Agreement which provides for certain arrangements regarding restrictions on the transferability of shares owned by them or by members of their respective families and other matters (the "1997 Shareholders Agreement"). Under the 1997 Shareholders Agreement, the parties have agreed to rights of first refusal under certain circumstances with respect to the disposition of shares of Common Stock held by Messrs. Harris and Odzer, and certain registration and indemnification rights. The 1997 Shareholders Agreement also reaffirmed the irrevocable proxy granted to Mr. Harris to vote all of the shares held of record by Mr. Odzer, which was granted by Mr. Odzer to Mr. Harris in May 1995. The proxy expires at such time as Mr. Odzer owns less than fifteen percent of the outstanding Common Stock of the Company. As of the Record Date, Mr. Odzer owned approximately 21.2% of the outstanding Common Stock of the Company.

    Pursuant to the Share Escrow Agreement dated February 5, 1997, Mr. Odzer placed 300,000 shares of the Company's Common Stock beneficially owned by him in escrow for issuance upon the exercise of stock options granted to certain directors, executives and other officers of the Company, as designated by the Compensation Committee.

    In January 1996, the Company entered into a Cost Sharing Agreement with International Insurance Group, Inc. ("IIG"), pursuant to which the Company provides office space, equipment and other administrative services to IIG. IIG is an insurance brokerage company which is wholly-owned by Mr. Harris, the Chairman of the Board, Chief Executive Officer and President of the Company. Under the Cost Sharing Agreement, the Company is entitled to receive from IIG approximately $2,400 per month for rendering such services. Prior to January 1996, the Company provided these services without reimbursement. Since January 1996, the Company accrued a receivable in the amount of approximately $54,643 of which $26,889 was paid by IIG for services rendered pursuant to the Cost Sharing Agreement.

    In 1995, PEGI entered into a Stock Repurchase Agreement, dated as of May 15, 1995 (the "Repurchase Agreement"), with Mr. Odzer and a step-brother of Mr. Odzer, pursuant to which PEGI agreed to repurchase from them an aggregate of 30 shares of common stock of PEGI (approximately 529,412 shares of Common Stock of the Company, as adjusted for the Exchange). The aggregate purchase price for such shares was $600,000 (including interest) to be paid in twenty-four installments of $25,000. In July 1995, pursuant to a subsequent agreement by and between PEGI and Mr. Odzer, it was agreed that PEGI would not pay monthly installments for the months of August 1995 through January 1996 and that payment of monthly installments of $25,000 (including interest) would resume in February 1996. As of December 31, 1997, PEGI paid the total amount of the balance of the purchase price outstanding to Mr. Odzer which was $300,000.

                                   PROPOSAL 2
                                AMENDMENT TO THE
                     COMPANY'S CERTIFICATE OF INCORPORATION

GENERAL

    The Company presently is authorized to issue 10,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the Record Date, there were issued and outstanding 5,242,085 shares of Common Stock and no shares of Preferred Stock. After deducting 1,219,500 shares of Common Stock reserved for issuance upon exercise of outstanding warrants and options granted and permitted to be granted under the 1996 Option Plan, the Company's initial public offering in February 1997, the private placement of the Company's 7% convertible subordinated notes and the Strategica Warrant, the Company presently has 3,538,015 authorized shares of Common Stock available for future issuance. For the reasons stated below, the Board of Directors of the Company determined that the proposed amendment (the "Amendment") to the Company's Certificate of Incorporation is advisable and recommends it to the Company's stockholders for adoption. The Amendment, if adopted, will (i) increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000 shares and (ii) increase the number of authorized shares of Preferred Stock from 1,000,000 to 2,000,000 shares. A copy of the proposed Amendment is set forth as Exhibit A to this Proxy Statement.

BACKGROUND AND REASONS FOR THE PROPOSED AMENDMENT

    The Company believes there are substantial opportunities for growth by leveraging its considerable capabilities and expertise in workers' compensation and claims cost management. In particular, the Company believes that by combining its existing expertise in insurance matters with strategic acquisitions of professional employer organizations ("PEOs") and employee staffing companies it can reduce the operating expenses typically associated with PEOs and employee staffing companies and increase the products offered by the Company to its existing clients.

    The increased number of authorized shares will enable the Company to issue additional shares as the need may arise without the delay and expense associated with the holding of a special meeting or soliciting the consent of stockholders when such additional authorized shares are needed. The Company has announced that its current strategy for growth includes strategic acquisitions. The Company's Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue additional shares to acquire businesses and to issue additional options and warrants to, among others, third parties as incentive compensation in connection with such acquisitions. No further vote of stockholders will be required for any such share issuance; however, the Nasdaq SmallCap Market, upon which the Company's Common Stock is listed, requires the Company to seek stockholder approval of any transaction which will result in the issuance of shares of Common Stock equal to or in excess of 20% of the outstanding Common Stock prior to such issuance.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

    If the Amendment is approved, the Company would have approximately 11,538,015 shares of Common Stock authorized, unreserved and unissued and 2,000,000 shares of Preferred Stock authorized and unissued. Except for shares of Common Stock to be issued as a result of the exercise of outstanding warrants and options, the Company has no present definitive and binding arrangements, understandings or agreements to issue any shares of Common Stock or any shares of Preferred Stock.

    The issuance of additional shares of Common Stock or Preferred Stock may have a dilutive effect on earnings per share and on the equity of the present holders of Common Stock and their voting rights. Holders of Common Stock are not entitled to any preemptive rights. The increased availability for issuance of shares of Common Stock and Preferred Stock also could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer or other business combination directed at the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any attempt, whether formal or informal, to acquire a controlling interest in the Company. Moreover, the Company has no present plan or intention to utilize the additional shares of Common Stock or Preferred Stock as an anti-takeover device.

REQUIRED AFFIRMATIVE VOTE

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT.

                                   PROPOSAL 3
                             APPROVAL OF AMENDMENT
                     TO THE 1996 EMPLOYEE STOCK OPTION PLAN

    The Board of Directors proposes that the 1996 Option Plan be amended to increase the aggregate number of shares subject to issuance under the 1996 Option Plan by 700,000 shares from 300,000 shares to 1,000,000 shares.

THE 1996 EMPLOYEE STOCK OPTION PLAN

    The purpose of the 1996 Option Plan generally was to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel, to furnish an additional incentive to those persons responsible for the management of the Company, and to enhance shareholder value. The Company's Board of Directors believes that the availability of additional shares subject to issuance under the 1996 Option Plan will enable the 1996 Option Plan to continue to serve its intended purposes. During 1997, in order to, among other things, attract, retain and provide a further incentive to employees who are considered essential to the Company's future progress, the Company, subject to stockholder approval, granted 591,500 options to purchase Common Stock in excess of the 300,000 shares of Common Stock currently available for issuance under the 1996 Option Plan. As of the Record Date, options to purchase an aggregate of 846,500 shares of Common Stock were outstanding under the 1996 Option Plan. If the Company's stockholders do not approve the proposed amendment to the 1996 Option Plan, certain of the Company's optionees would not be entitled to the incentive stock options or such other options that they have been granted.

    The 1996 Option Plan was originally adopted by the Board of Directors in September 1996. For a description of the principle features of the 1996 Option Plan, see "Executive Compensation--1996 Employee Stock Option Plan."

    The Board of Directors retains the right to amend or terminate the 1996 Option Plan as it deems advisable. However, no amendment shall be made to increase the number of shares of Common Stock which may be issued under the 1996 Option Plan, change the class of employees eligible to receive grants under the 1996 Option Plan or materially increase the benefits which may accrue to participants under the 1996 Option Plan without submitting amendments to the Company's shareholders for approval. In addition, no amendments to, or termination of, the 1996 Option Plan can impair the rights of any individual with respect to options previously granted to such individual without that individual's consent. The 1996 Option Plan shall terminate in September 2006. Any option outstanding under the 1996 Option Plan at the time of the 1996 Option Plan's termination shall remain outstanding until the option expires by its terms.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary outlines certain federal income tax consequences of the 1996 Option Plan to the Company and participants under present law.

INCENTIVE OPTIONS

    A participant will not recognize income for federal income tax purposes upon the grant of an Incentive Option. A participant also will not be taxed on the exercise of an Incentive Option, provided that the Common Stock acquired upon exercise of the Incentive Option is not sold by the participant within two years after the option was granted and one year after the option is exercised (the "required holding period").

    However, for alternative minimum tax ("AMT") purposes, the difference between the exercise price of the Incentive Option and the fair market value of the Common Stock acquired upon exercise is an item of tax preference in the year the Incentive Option is exercised. The participant is required to include such amount in AMT income in such year and to compute the tax basis of the shares so acquired in the same manner as if options that do not qualify as Incentive Options ("Non-Qualified Options") had been exercised, including the availability of a Code Section 83 election (discussed below). Whether a participant will be liable for AMT in the year the Incentive Option is exercised will depend on the participant's particular tax circumstances. AMT paid in such year will be allowed as a credit to the extent regular tax exceeds AMT in subsequent years.

    On a sale, after the required holding period, of Common Stock that was acquired by exercising an Incentive Option, the difference between the participant's tax basis in the Common Stock and the amount received in the sale is taxed as capital gain or loss. If the Common Stock was held by a holder who is an individual for more than one year, such gain would be subject to federal income tax at a maximum rate of 20%.

    If Common Stock acquired upon the exercise of an Incentive Option is disposed of by the participant during the required holding period (a "disqualifying disposition"), the excess, if any, of (i) the amount realized on such disposition (up to the fair market value of the Common Stock on the exercise date) over (ii) the exercise price, will be taxed to the participant as ordinary income. If a participant pays the exercise price of an Incentive Option by delivering Common Stock that was previously acquired by exercising an Incentive Option and such delivery occurs before the end of the required holding period of such Common Stock, the participant is treated as making a disqualified disposition of the Common Stock so delivered.

    The Code provides a $100,000 limit on the value of stock subject to Incentive Options that first become exercisable in any one year, based on the fair market value of the underlying Common Stock on the date of grant. To the extent options exceed this limit, they are taxed as Non-Qualified Options.

NON-QUALIFIED OPTIONS

    A participant who receives a Non-Qualified Option does not recognize taxable income on the grant of the option. Upon exercise of a Non-Qualified Option, a participant generally has ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. However, if the participant (i) is an officer or director of the Company or the beneficial owner of more than 10% of the Company's equity securities (in each case, within the meaning of Section 16 of the Exchange Act--as so defined, an "Insider"), (ii) does not make a Code
Section 83 election and (iii) receives shares upon the exercise of a Non-Qualified Option, the recognition of income (and the determination of the amount of income) is deferred until the earlier of (a) six months after the shares are acquired or (b) the earliest date on which the Insider could sell the shares at a profit without being subject to liability under Code Section 16(b) of the Exchange Act (six months after the Non-Qualified Option is granted, in the case of an "in-the-money" option). If the participant makes a Code

Section 83 election, income is not deferred. Rather, income is recognized on the date of exercise of the Non-Qualified Option in an amount equal to the excess of the fair market value of the shares acquired upon exercise over the exercise price.

    A participant's tax basis in shares received upon exercise of a Non-Qualified Option is equal to the amount of ordinary income recognized on the receipt of the shares plus the amount of cash, if any, paid upon exercise. The holding period for the shares begins on the day after the shares are received or, in the case of an Insider that has not made a Code Section 83 election, on the day after the date on which income is recognized by the Insider on account of the receipt of the shares.

    If a participant exercises a Non-Qualified Option by delivering previously held shares in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares, even if their fair market value is different from the participant's tax basis in the shares. The exercise of the Non-Qualified Option is taxed, however, and the Company generally is entitled to a deduction, in the same amount and at the same time as if the participant had paid the exercise price in cash. Provided the participant receives a separate identifiable stock certificate therefor, his tax basis in the number of shares received that is equal to the number of shares surrendered on exercise will be the same as his tax basis in the shares surrendered. His holding period for such number of shares will include his holding period for the shares surrendered. The participant's tax basis and holding period for the additional shares received upon exercise will be the same as it would if the participant had paid the exercise price in cash.

    If a participant receives shares upon the exercise of a Non-Qualified Option and thereafter disposes of the shares in a taxable transaction, the difference between the amount realized on the disposition and the participant's tax basis in the shares is taxed as capital gain or loss (provided the shares are held as a capital asset on the date of disposition) and will be subject to federal income tax at a maximum rate of 20%, if shares were held for more than one year, and 39.6% if the shares were held for one year or less.

DEDUCTION BY THE COMPANY

    Generally, the Company is not allowed a federal income tax deduction on the grant or exercise of an Incentive Option or the disposition, after the required holding period, of shares acquired by exercising an Incentive Option. On a disqualifying disposition of such shares, the Company generally is allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the participant as a result of the disqualifying disposition, provided that such amount constitutes an ordinary and necessary business expense of the Company, is reasonable in amount and is not disallowed by Section 162(m) of the Code.

    The ordinary income recognized by an employee of the Company on account of the exercise of a Non-Qualified Option is subject to both wage withholding and employment taxes. A deduction for federal income tax purposes generally is allowed to the Company in an amount equal to the amount of ordinary income taxable to the participant, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable, and that the Company satisfies any tax reporting obligation that it has with respect to such income.

REQUIRED AFFIRMATIVE VOTE

    THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE 1996 OPTION PLAN.

                                   PROPOSAL 4
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    KPMG Peat Marwick LLP, certified public accountants, audited the Company's consolidated financial statements for the years ended December 31, 1997, 1996, 1995, 1994 and 1993. In 1997, upon the recommendation of the Audit Committee, the Board of Directors appointed KPMG Peat Marwick LLP as its independent accountants for the year ending December 31, 1998. Stockholders are being asked to ratify this action by the Board of Directors. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be given the opportunity to address the stockholders if they so desire and will be available to respond to appropriate questions.

REQUIRED AFFIRMATIVE VOTE

    RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998 REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                         PROPOSALS OF SECURITY HOLDERS

    A stockholder proposal requested to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company at its principal executive offices, at 10800 Biscayne Boulevard, Miami, Florida 33161, no later than December 31, 1998. The Board of Directors will review any stockholder proposal received in accordance herewith and will determine whether such proposal is appropriate and satisfies the applicable requirements for inclusion in the Company's proxy statement for its next Annual Meeting of Stockholders.

                            SOLICITATION OF PROXIES

    Proxies are being solicited by and on behalf of the Board of Directors. The Company will bear the cost of the Annual Meeting and the solicitation of proxies related thereto, including the costs relating to printing and mailing the proxy materials. The Company will solicit proxies by mail and the directors and certain officers and employees of the Company may solicit proxies personally or by telephone or telegraph. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. The Company also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.

                                 OTHER MATTERS

    The Board of Directors knows of no other matter which may be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy will vote on behalf of the stockholders they represent in accordance with their reasonable judgment in respect to any such matter.

    Stockholders are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided, regardless of whether or not you expect to attend the Annual Meeting. The prompt return of the proxy will assist the Company in preparing for the Annual Meeting. Your cooperation is greatly appreciated.

                             ADDITIONAL INFORMATION

    Copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, as amended, and the notice of annual meeting of stockholders, proxy statement and proxy are available upon written request, without cost, from the Company's principal executive offices at 10800 Biscayne Boulevard, Miami, Florida 33161 (Attention: Corporate Secretary), telephone (305) 893-4040.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ William R. Dresback
                                          William R. Dresback
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

August 28, 1998

                                                                       EXHIBIT A

                                   AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       PREFERRED EMPLOYERS HOLDINGS, INC.
                            (A DELAWARE CORPORATION)

    This Amendment to the Certificate of Incorporation is being made under
Section 242 of the General Corporation Law of the State of Delaware.

    1. The Certificate of Incorporation of Preferred Employers Holdings Corp. (the "Corporation") is hereby amended as follows:

    2. The first paragraph of Article Fourth of the Certificate of Incorporation is amended and restated in its entirety as follows:

       "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-two million (22,000,000), consisting of twenty million (20,000,000) shares of Common Stock, par value $.01 per share ("Common Stock"), and two million (2,000,000) shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine."

    3. It is hereby certified that this amendment to the Certificate of Incorporation of the Corporation has been duly adopted and approved in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

    4. The effective date of this amendment shall be the date this Certificate is filed with the Secretary of State of the State of Delaware.

Dated as of: September   , 1998

                                          PREFERRED EMPLOYERS HOLDINGS, INC.

                                          --------------------------------------
                                          William R. Dresback
                                          Senior Vice President, Chief
                                          Financial Officer and Secretary

                                     PROXY

                       PREFERRED EMPLOYERS HOLDINGS, INC.
                            10800 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33161

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 16, 1998.

    The undersigned does hereby appoint Mel Harris and William R. Dresback, and each of them, as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated below, all the shares of Common Stock of Preferred Employers Holdings, Inc. (the "Company") held of record by the undersigned on August 26, 1998 in connection with the proposals presented at the Company's Annual Meeting of Stockholders to be held on September 16, 1998 at the offices of the Company, 10800 Biscayne Boulevard, Miami, Florida 33161 at 11:00 a.m. Eastern Standard Time, or any adjournment or postponement thereof, all as more fully described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement dated August 28, 1998, hereby revoking all proxies heretofore given with respect to such shares.

 1. ELECTION OF DIRECTORS:  FOR all nominees listed below / /                 WITHHOLD AUTHORITY / /
                            (EXCEPT AS MARKED TO THE                          TO VOTE FOR ALL NOMINEES
                            CONTRARY BELOW)                                   LISTED BELOW

  (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
                                                             BELOW.)

                             JACK D. BURSTEIN    STUART J. GORDON    MEL HARRIS    MAXWELL M. RABB

 2.  PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND
    PREFERRED STOCK.

                                    FOR / /             AGAINST / /             ABSTAIN / /

 3.  PROPOSAL TO AMEND THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO
    ISSUANCE THEREUNDER.

                                    FOR / /             AGAINST / /             ABSTAIN / /

 4.  PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING
    DECEMBER 31, 1998.

                                    FOR / /             AGAINST / /             ABSTAIN / /

 5.  In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual
    Meeting.

    The undersigned hereby revokes any proxy heretofore given with respect to such shares. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2, 3 AND 4 AND FOR THE ELECTION OF ALL DIRECTOR NOMINEES. The undersigned hereby acknowledges receipt of the Company's Notice of Annual Meeting of Stockholders to be held on September 16, 1998, the Company's Proxy Statement dated August 28, 1998 (and the accompanying proxy), and the Company's 1997 Annual Report to Stockholders.

Dated:         , 1998

                                      ------------------------------------------
                                                     (Signature)

                                      ------------------------------------------
                                       (Additional signature, if held jointly)

                                      ------------------------------------------
                                                (Title, if applicable)

    Please date and sign exactly as your name appears hereon. If your shares are held as joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian or in any similar capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, giving title. If a partnership, please sign in partnership name by an authorized person.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.